UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2009

Vu1 CORPORATION

(Exact Name of Registrant as specified in its charter)

 California
(State or other jurisdiction of incorporation)

000-21864	84-0672714
(Commissioner File Number)	(IRS Employer Identification No.)

557 Roy Street Suite 125 Seattle, WA 98109
(Address of principal executive offices)

(888) 985-8881
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

From September 15 to October 6, 2009, Full Spectrum Capital LLC (“Full Spectrum”) made additional advances to Vu1 Corporation in the amount of $289,748 pursuant to the Secured Convertible Grid Promissory Note (the “Promissory Note”) dated June 8, 2009  making the total principal amount outstanding under the Promissory Note $1,199,792.

As previously reported on our Form 8-K dated June 8, 2009 (the “June 8-K”), Vu1 Corporation entered a Security Agreement and Promissory Note with Full Spectrum providing for debt financing to Vu1.  The form of the Promissory Note was subsequently amended, as described in our Form 8-K dated September 1, 2009 (the “September 8-K”).  The Promissory Note, as amended, contemplates that Full Spectrum may make one or more advances to Vu1, from time to time prior to October 31, 2009, in a total amount not to exceed $7 million, with the exact amount to be determined by Full Spectrum in its sole discretion.  Full Spectrum previously advanced $900,000 to Vu1 under the Promissory Note.  Full Spectrum is not obligated to make any additional advances to Vu1 and there are no assurances that Vu1 will receive any additional amounts from Full Spectrum, whether all or a portion of the full $7 million under the Note.

Vu1’s obligations under the Note are secured by a first priority security interest in all of Vu1’s assets, pursuant to the Security Agreement.

Principal amounts under the Note are convertible at any time into shares of Vu1 common stock at a price of $0.40 per share.  Accordingly, the current total principal amount outstanding under the Promissory Note of $1,199,792 is convertible into 2,999,480 shares.

In connection with these recent advances, Vu1 issued to Full Spectrum a three-year warrant to purchase 374,740 shares of Vu1 common stock at an exercise price of $0.75 per share.  Vu1 previously granted to Full Spectrum warrants to purchase an aggregate of 1,125,000 shares at an exercise price of $0.75 per share.

Full Spectrum is a recently formed LLC that is managed by R. Gale Sellers, an executive officer and director of Vu1.  The material terms of the Promissory Note, Security Agreement, Warrant and Term Sheet are set forth in the June 8-K and September 8-K.  Copies of the Secured Promissory Note, Security Agreement, Warrant and Term Sheet are included as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 99.1 to the June 8-K, and a copy of the amendment to the Promissory Note was included as Exhibit 10.1 to the September 8-K, and all such exhibits are incorporated herein by reference.  Readers are encouraged to review the June 8-K, and September 8-K and exhibits in their entirety.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above in Item 1.01, from September 15 to October 6, 2009, Full Spectrum made additional advances to Vu1 in the amount of $289,748 and the total principal amount outstanding under the Secured Convertible Grid Promissory Note is $1,199,792.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vu1 Corporation

Date: October 9, 2009	By:	/s/ Matthew DeVries
Matthew DeVries Chief Financial Officer